Certificate of Incorporation

Canada Business Corporations Act

Certificat de constitution

Loi canadienne sur les sociétés par actions

DNALabs Canada Inc.

Corporate name / Dénomination sociale

999472-6

Corporation number / Numéro de société

I HEREBY CERTIFY that the above-named corporation, the articles of incorporation of which are attached, is incorporated under the *Canada Business Corporations Act*.

JE CERTIFIE que la société susmentionnée, dont les statuts constitutifs sont joints, est constituée en vertu de la *Loi canadienne sur les sociétés par actions*.

Virginie Ethier

Virginie Ethier

Director / Directeur

2016-11-23

Date of Incorporation (YYYY-MM-DD)
Date de constitution (AAAA-MM-JJ)

Form 1 Articles of Incorporation
Canada Business Corporations Act (s. 6)

Formulaire 1 Statuts constitutifs
Loi canadienne sur les sociétés par actions (art. 6)

1 Corporate name
Dénomination sociale

DNALabs Canada Inc.

2 The province or territory in Canada where the registered office is situated
La province ou le territoire au Canada où est situé le siège social

ON

3 The classes and any maximum number of shares that the corporation is authorized to issue
Catégories et le nombre maximal d'actions que la société est autorisée à émettre

See attached schedule / Voir l'annexe ci-jointe

4 Restrictions on share transfers
Restrictions sur le transfert des actions

See attached schedule / Voir l'annexe ci-jointe

5 Minimum and maximum number of directors
Nombre minimal et maximal d'administrateurs

Min. 1 Max. 15

6 Restrictions on the business the corporation may carry on
Limites imposées à l'activité commerciale de la société

None

7 Other Provisions
Autres dispositions

See attached schedule / Voir l'annexe ci-jointe

8 **Incorporator's Declaration:** I hereby certify that I am authorized to sign and submit this form.
Déclaration des fondateurs : J'atteste que je suis autorisé à signer et à soumettre le présent formulaire.

Name(s) - Nom(s)	Original Signed by - Original signé par
Moshe Moni Lustig	Moshe Moni Lustig Moshe Moni Lustig

The Corporation is authorized to issue an unlimited number of Class A Shares, an unlimited number of Class A Common Shares, an unlimited number of Class B Common Shares, an unlimited number of Class C Common Shares, an unlimited number of Class D Common Shares, an unlimited number of Class E Common and an unlimited number of Class F Common Shares.

(A) REDEMPTION AMOUNT - CLASS A SHARES

The Redemption Amount as hereinbefore and hereinafter referred to with respect to each Class A Share shall be equal to the amount determined by dividing the money received by the Corporation or the fair market value of the consideration received for the first issuance of Class A Shares by the number of Class A Shares first issued as aforesaid, which consideration is equal to the fair market value of any property or assets transferred to the Corporation, or other consideration received in consideration for the first issuance of the Class A Shares minus the aggregate of the fair market value of any liabilities assumed by the Corporation and the fair market value of any non-share consideration issued by the Corporation in the course of any such transfer. The fair market value of any property or assets transferred to the Corporation, any liabilities assumed by the Corporation and any non-share consideration issued by the Corporation is to be determined on the basis of generally accepted accounting and valuation principles, and such determination shall, subject to paragraph (H), be final and binding upon the Corporation and the holders of the Class A Shares and no appeal shall lie therefrom.

(B) DIVIDENDS - CLASS A SHARES

(i) Each Class A Share shall entitle the holder thereof to receive, for each financial year of the corporation, when, as and if declared by the board of directors of the Corporation, out of the monies of the Corporation properly applicable to the payment of dividends, a variable preferential non-cumulative dividend. The dividend rate may be fixed or varied at any time, and from time to time, in the discretion of the directors, save only that the rate so fixed shall be from 0% of the Redemption Amount and shall not be more than 8% of the Redemption Amount. The holders of the Class A Shares shall not be entitled to any dividends other than or in excess of the variable preferential non-cumulative dividends hereinbefore provided for.

(ii) If such variable preferential dividend for any financial year of the Corporation has not been declared payable prior to the expiration of two months

from the end of such financial year, the rights of the holders of all Class A Shares to receive such undeclared dividend shall be forever extinguished at the expiration of such two months.

(iii) Any dividend may be paid in one or more instalments in the discretion of the board of directors of the Corporation.

(iv) No dividend shall be paid on the Class A Common Shares, Class B Common Shares, Class C Common Shares, Class D Common Shares, Class E Common Shares or Class F Common Shares for a financial year of the Corporation unless the variable preferential dividend payable for such financial year on all the Class A Shares outstanding at any time in such financial year shall have been declared and paid in full.

(C) PARTICIPATION IN ASSETS ON DISSOLUTION - CLASS A SHARES

In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of its assets among shareholders, the holder of each Class A Share shall be entitled to receive, before any distribution of any part of the assets of the Corporation among the holders of the Class A Common Shares, the Class B Common Shares, the Class C Common Shares, the Class D Common Shares, the Class E Common Shares and the Class F Common Shares, the Redemption Amount per Class A Share together with any dividends declared thereon and unpaid and no more; provided, however, if the aggregate amount available for distribution to the holders of Class A Shares is less than the amount otherwise payable to them pursuant to the provisions hereof, then each Class A Share shall entitle the holder thereof to participate in the amount so available for distribution, pro rata.

(D) REDEMPTION AT THE OPTION OF THE CORPORATION - CLASS A SHARES

The Corporation may, upon giving notice as hereinafter provided, redeem the whole or any part of the Class A Shares upon payment of the Redemption Amount for each Class A Share to be redeemed, together with all dividends declared thereon and unpaid (the "Redemption Price"). In the discretion of the board of directors, the Redemption Price may be paid in cash or by the transfer of any other corporate assets, the fair market value of which is equal to the Redemption Price or by the issuance of a non-interest bearing demand promissory note payable by the Corporation, the principal amount of which is equal to the Redemption Price. Not

less than thirty (30) days' notice in writing of such redemption shall be given by mailing such notice to the registered holders of the shares to be redeemed, specifying the date herein called the "Redemption Date") and place or places of redemption. On the Redemption Date the Corporation shall pay or cause to be paid to the order of the registered holder of each Class A Share to be redeemed the Redemption Price therefor on presentation and surrender, at the place or places specified for redemption in the notice, of the certificate(s) representing such Class A Shares. If a part only of the Class A Shares represented by any certificate shall be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation. From and after the Redemption Date, the holder of each Class A Share to be redeemed, as aforesaid, shall cease to be entitled to dividends and shall not be entitled to exercise any of the rights as shareholder in respect thereof unless payment of the Redemption Price shall not be made upon presentation of certificate(s) in accordance with the forgoing provisions, in which case the rights of the holder shall remain unaffected, The Corporation shall have the right at anytime after the Redemption Date as aforesaid to deposit the Redemption Price of the Class A Shares to be redeemed or of such of the said shares represented by certificates as have not as of the date of such deposit been surrendered by the holder thereof in connection with such redemption to a special account at any chartered bank or any trust company to be paid without interest to or to the order of the holder of such Class A Shares upon presentation and surrender to such bank or trust company of the certificates representing the same and upon such deposit(s) being made the Class A Shares in respect whereof such deposit(s) shall have been made shall be deemed to have been redeemed and the right of the holder(s) thereof after such deposit or such Redemption Date, as the case may be, shall be limited to receiving without interest the Redemption Price so deposited against presentation and surrender of the said certificates held by him. Any interest allowed on any such deposit shall belong to the Corporation, provided that with any such deposit the Corporation shall forthwith mail to the holder of each such Class A Share a notice in writing advising of such deposit and specifying the name of the chartered bank or trust company, as the case may be, wherein such special account is for the time being maintained.

Where a part only of the Class A Shares is to be redeemed, the shares to be redeemed shall be selected either:

(i) as nearly as may be in proportion to the number of Class A Shares registered in the name of each shareholder; or

(ii) in such other manner as the board of directors determines with the consent in writing of all of the holders of the Class A Shares at the time outstanding.

(E) REDEMPTION AT THE OPTION OF THE HOLDER - CLASS A SHARES

Any registered holder of Class A Shares, may, at his option, upon giving notice as hereinafter provided, require the Corporation at any time or times to redeem all or any part of the Class A Shares held by him, and the Corporation shall pay to such holder for each such share which the holder requires to be redeemed, the Redemption Amount for each such share, together with all dividends declared thereon and unpaid (the "Redemption Price"). In the discretion of the board of directors, the Redemption Price may be paid in cash or by the transfer of any other corporate assets, the fair market value of which is equal to the Redemption Price or by the issuance of a non-interest bearing demand promissory note payable by the Corporation, the principal amount of which is equal to the Redemption Price. In the event that any registered holder of Class A Shares desires to require the redemption, as aforesaid, of all or any part of the Class A Shares held by him, such registered holder shall mail by prepaid mail addressed to the Corporation at its registered office notice in writing of his intention to require redemption, which notice shall also specify therein the number of Class A Shares to be so redeemed. On the date thirty (30) days next following the receipt of such notice by the Corporation (herein called the "Redemption Date"), the Corporation shall pay or cause to be paid to the order of the registered holder of such Class A Shares the Redemption Price on presentation and surrender at the registered office of the Corporation of the certificates representing the Class A Shares specified in the notice. If a part only of the Class A Shares represented by any certificate shall be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation. From and after the Redemption Date, the holder of the Class A Shares to be redeemed, as aforesaid, shall cease to be entitled to dividends and shall not be entitled to exercise any of the rights as a shareholder in respect thereof unless payment of the Redemption Price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the holder shall remain unaffected.

(F) RESTRICTIONS

Notwithstanding any other provision contained herein, so long as any of the Class A Shares are outstanding the Corporation shall not:

(a) declare or pay or set apart any dividend upon or make a payment in reduction of the stated capital of the Class A Common Shares, the Class B Common Shares, the Class C Common Shares, the Class D Common Shares,

the Class E Common Shares or the Class F Common Shares or shares of any class ranking junior to the Class A Shares; or

(b) redeem or purchase or make any capital distribution on or in respect of any Class A Common Shares, Class B Common Shares, Class C Common Shares, Class D Common Shares, Class E Common Shares or Class F Common Shares or shares of any class ranking junior to the Class A Shares;

unless, in each such case, immediately after the payment of such dividend, reduction of stated capital, redemption or purchase the Corporation would be permitted to redeem each of its outstanding Class A Shares at the Redemption Price in accordance with the provisions of applicable law.

(G) VOTING - CLASS A SHARES

Except as otherwise provided by law, the holders of the Class A Shares shall not be entitled to receive notice of or attend at any meeting of shareholders of the Corporation and shall not be entitled to vote at any meetings of the shareholders of the Corporation but shall be entitled to notice of meetings of shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all of the property of the Corporation, other than in the ordinary course of business.

(H) PRICE ADJUSTMENT - CLASS A SHARES

(i) If any taxing authority having jurisdiction alleges that the Redemption Amount per Class A Share is not equal to the fair market value of any property or assets transferred to the Corporation as consideration for the first issuance of the Class A Shares less the aggregate of any non-share consideration issued by the Corporation in consideration therefor and any liabilities assumed by the Corporation in the course of such transfer (the "Consideration") divided by the number of Class A Shares first issued as aforesaid, as hereinbefore determined, or proposes to make an assessment or reassessment of tax on the basis that any gift, benefit or advantage is or has been conferred on any person by reason of the issue, redemption or purchase for cancellation by the Corporation of any Class A Share, then the Redemption Amount per Class A Share shall be adjusted and shall be deemed to be and always to have been the quotient obtained by dividing:

(a) such amount as may be agreed upon by the Corporation and such taxing authority as being the fair market value of the Consideration at the time of the first issuance of the Class A Shares; or

(b) in the absence of such agreement, the amount determined by a final determination of a tribunal or court having jurisdiction in the matter to be the fair market value of the Consideration at the time of the first issuance of the Class A Shares;

by

(c) the number of Class A Shares issued at that time.

(ii) In the event that the Redemption Amount per Class A Share is increased pursuant to clause (H)(i) hereof following a redemption or purchase for cancellation or other acquisition by the Corporation of a Class A Share, the Corporation shall pay to the holders of Class A Shares whose shares were redeemed or purchased for cancellation or otherwise acquired by the Corporation, by way of an increase in the Redemption Amount of such Class A Shares, an amount equal to the aggregate of the increase determined pursuant to clause (H)(i) hereof plus any additional amount owing as dividends on account of prior dividends based on the Redemption Amount and a percentage of such increase, which percentage is equal to the average prime rate charged by the Corporation's bank for business loans to its most creditworthy customers, compounded annually, computed from the date of the redemption or purchase for cancellation or other acquisition by the Corporation up to and including the date of such payment by the Corporation and for purposes hereof the holder of such Class A Shares shall be deemed to have received payment of the Redemption Amount on the Redemption Date.

(iii) In the event that the Redemption Amount per Class A Share is decreased pursuant to clause (H)(i) hereof following a redemption or purchase for cancellation or other acquisition by the Corporation of a Class A Share, each person whose Class A Share was redeemed or purchased for cancellation or otherwise acquired by the Corporation shall be liable to pay to the Corporation, by way of a reduction of the Redemption Amount of such Class A Shares, an amount equal to the aggregate of the decrease determined pursuant to clause (H)(i) hereof plus any additional amount previously paid as an excess dividend based on the Redemption Amount and a percentage of such decrease, which percentage is equal to the average prime rate charged by the Corporation's bank for business loans to its most creditworthy customers, compounded annually, computed from the date of the redemption or purchase for cancellation or other acquisition by the Corporation up to and including the date of such payment by each such person.

(iv) Where such an increase occurs pursuant to clauses (H)(i) and (ii) after Class A Shares have been redeemed, purchased for cancellation or otherwise acquired by the Corporation, the rights of the former holder shall, notwithstanding any other provisions hereof, be limited to those of a creditor of the Corporation.

(I) DIVIDENDS - CLASS A COMMON SHARES, CLASS B COMMON SHARES, CLASS C COMMON SHARES, CLASS D COMMON SHARES, CLASS E COMMON SHARES AND CLASS F COMMON SHARES

Subject to paragraph (F), after the full amount of the variable preferential dividend payable for any particular financial year of the Corporation on the Class A Shares has been paid, the holders of the Class A Common Shares, the Class B Common Shares, the Class C Common Shares, the Class D Common Shares, the Class E Common Shares and the Class F Common Shares shall be entitled to receive when, as and if declared by the board of directors, out of the monies of the Corporation properly applicable to the payment of dividends, dividends in such amounts and in such form as may be determined from time to time by the board of directors; and for greater certainty, the board of directors of the Corporation may, at any time or from time to time, declare and pay dividends on the Class A Common Shares, the Class B Common Shares, the Class C Common Shares, the Class D Common Shares, the Class E Common Shares and/or the Class F Common Shares in such amounts and in such priority as the board of directors at such time or times determines at the time of such declaration. At any time and from time to time, dividends may be declared on the Class A Common Shares, the Class B Common Shares, the Class C Common Shares, the Class D Common Shares, the Class E Common Shares and/or the Class F Common Shares in priority to, after, or to the exclusion of the declaration and payment of dividends at that or any other time on any other class or classes of such shares.

(J) PARTICIPATION IN ASSETS ON DISSOLUTION - CLASS A COMMON SHARES, CLASS B COMMON SHARES, CLASS C COMMON SHARES, CLASS D COMMON SHARES, CLASS E COMMON SHARES AND CLASS F COMMON SHARES

In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or other distribution of its assets among

shareholders, all assets of the Corporation remaining after the payment to the holders of the Class A Shares, shall be distributed in equal amounts per share on all Class A Common Shares, Class B Common Shares, Class C Common Shares, Class D Common Shares, Class E Common Shares and Class F Common Shares at the time outstanding without preference or distinction.

(K) VOTING - CLASS A COMMON SHARES, CLASS B COMMON SHARES, CLASS C COMMON SHARES, CLASS D COMMON SHARES, CLASS E COMMON SHARES AND CLASS F COMMON SHARES

Holders of Class A Common Shares, Class B Common Shares, Class C Common Shares, Class D Common Shares, Class E Common Shares and Class F Common Shares shall be entitled to one vote for each Class A Common Share, Class B Common Share, Class C Common Share, Class D Common Share, Class E Common Share and Class F Common Share held by them at any meeting of shareholders of the Corporation other than meetings of the holders of another class of shares,

(L) NOTICE

Where notice is required by the provisions hereof to be sent, the notice may be waived or abridged at any time with the consent in writing of the person entitled thereto.

(M) DISSENT

Holders of shares of a class (whether Class A, Class A Common, Class B Common, Class C Common, Class D Common, Class E Common or Class F Common) are not entitled to vote separately as a class or dissent upon a proposal to amend the articles of the corporation to:

(i) increase or decrease any maximum number of authorized shares of such class or increase any maximum number of authorized shares of any class or series having rights or privileges equal or superior to the shares of such class;

(ii) effect an exchange, reclassification or cancellation of the shares of such class; or superior to shares of such class.

(iii) create a new class or series of shares equal or superior to shares of such class.

Schedule / Annexe

Restrictions on Share Transfers / Restrictions sur le transfert des actions

No shares shall be transferred without the consent of the Board of Directors evidenced by a resolution or by its consent in writing.

Schedule / Annexe
Other Provisions / Autres dispositions

(a) The board of directors of the Corporation may, without authorization of the shareholders of the Corporation:

(i) borrow money upon the credit of the Corporation;

(ii) issue, re-issue, sell or pledge debt obligations of the Corporation;

(iii) give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

(iv) charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, including without limiting the generality of the foregoing, real and personal property, movable and immovable property, tangible and intangible assets, book debts, rights, powers, franchise and undertaking, to secure any obligation of the Corporation.

(b) Each holder of a fractional share issued by the Corporation is entitled to exercise voting rights and to receive a dividend in respect of each fractional share to the extent of such fraction.

(c) The shares of the Corporation shall be beneficially owned, directly or indirectly, by not more than 50 persons, not including employees and former employees of the Corporation or its affiliates, provided that each person is counted as one beneficial owner unless the person is created or used solely to purchase or hold the shares in which case each beneficial owner or each beneficiary of such person, as the case may be, is counted as a separate beneficial owner; and

(d) Any invitation to the public to subscribe for any shares or securities of the Corporation is prohibited unless permitted under and in accordance with applicable securities legislation.

Form 2 / Formulaire 2

Initial Registered Office Address and First Board of Directors / Siège social initial et premier conseil d'administration

Canada Business Corporations Act (CBCA) (s. 19 and 106) / *Loi canadienne sur les sociétés par actions (LCSA) (art. 19 et 106)*

1 Corporate name
Dénomination sociale

DNALabs Canada Inc.

2 Address of registered office
Adresse du siège social

72 Berkeley Street
Toronto ON M5A 2W7

3 Additional address
Autre adresse

4 Members of the board of directors
Membres du conseil d'administration

		Resident Canadian Résident Canadien
Moshe Moni Lustig	312 Rosemary Road, Toronto ON M5P 3E3, Canada	Yes / Oui
David Leslie Feld	72 Berkeley Street, Toronto ON M5A 2W7, Canada	Yes / Oui
Aaron Lee Goldman	142 Ava Road, Toronto ON M6C 1W3, Canada	Yes / Oui
Michael Shawn Kerzner	17 Tillingham Keep, Toronto ON M3H 6A1, Canada	Yes / Oui

5 Declaration: I certify that I have relevant knowledge and that I am authorized to sign this form.
Déclaration : J'atteste que je possède une connaissance suffisante et que je suis autorisé(e) à signer le présent formulaire.

Original signed by / Original signé par
Moshe Moni Lustig

Moshe Moni Lustig
905-731-4999

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ et d'un emprisonnement maximal de six mois, ou l'une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the *Privacy Act* allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la *Loi sur les renseignements personnels* permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

Form 4
Articles of Amendment
Canada Business Corporations Act (CBCA) (s. 27 or 177)

Formulaire 4
Clauses modificatrices
Loi canadienne sur les sociétés par actions (LCSA) (art. 27 ou 177)

1 Corporate name
Dénomination sociale
DNALabs Canada Inc.

2 Corporation number
Numéro de la société
9994726

3 The articles are amended as follows
Les statuts sont modifiés de la façon suivante

The corporation amends the description of classes of shares as follows:
La description des catégories d'actions est modifiée comme suit :
See attached schedule / Voir l'annexe ci-jointe

4 Declaration: I certify that I am a director or an officer of the corporation.
Déclaration : J'atteste que je suis un administrateur ou un dirigeant de la société.

Moshe Moni Lustig
561-235-6881

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250 (1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ et d'un emprisonnement maximal de six mois, ou l'une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the *Privacy Act* allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la *Loi sur les renseignements personnels* permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

Schedule / Annexe

Description of Classes of Shares / Description des catégories d'action

The corporation amends the description of classes of shares as follows:

1. Paragraph (K) on page 4H of the Form 1, Articles of Incorporation dated November 23, 2016, is amended by deleting the voting rights of the Class B Common shares. The amended paragraph is to read as follows:

"(K) VOTING - CLASS A COMMON SHARES, CLASS C COMMON SHARES, CLASS D COMMON SHARES, CLASS E COMMON SHARES AND CLASS F COMMON SHARES
Holders of Class A Common Shares, Class C Common Shares, Class D Common Shares, Class E Common Shares and Class F Common Shares shall be entitled to one vote for each Class A Common Share, Class C Common Share, Class D Common Share, Class E Common Share and Class F Common Share held by them at any meeting of the shareholders of the Corporation other than meetings of the holders of another class of shares.
VOTING - CLASS B COMMON SHARES
Except as otherwise provided by law, the holders of the Class B Common Shares shall not be entitled to receive notice of or attend at any meetings of the shareholders of the Corporation but shall be entitled to notice of meetings of the shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all of the property of the Corporation, other than in the ordinary course of business."

2. The 14,248.46 issued and outstanding Class A Common Shares of the Corporation are changing into 8,549,076 issued and outstanding Class A Common Shares on a 600:1 basis.